UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 15, 2010

CROWN OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52750
(Commission File Number)

98-0495144
(IRS Employer Identification No.)

190 – 119 N. Commercial Street, Bellingham, Washington  98225
(Address of principal executive offices and Zip Code)

(360) 392 - 3963
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2010, we appointed Alex Polevoy to our board of directors.

From 2008 to 2009, Mr. Polevoy was the Chief Financial Officer of the Interros group and was a director of the Norilsk Nickel mining company.  Norilsk Nickel is the world’s largest producer of nickel and palladium and a leading producer of platinum and copper.

From 2006 to 2008, Mr. Polevoy was the Chief Financial Officer of the Integra Group.  Integra is a Russian onshore oil field services provider.  Mr. Polevoy was Chief Financial Officer of Integra in February 2007 when the company went public on the London Stock Exchange (INTE:UK).  From 2006 to 2008, Mr. Polevoy was also a director of Mechel Group, a NYSE listed company (MTL: US).  Prior to that, during 2005 to 2006, he was the Chief Financial Officer of Mechel Group.

Prior to his work with Mechel, Mr. Polevoy worked for TNK and subsequently TNK-BP in various positions from 2001 until 2005, including Head of the Financial Monitoring and Control Group for the TNK Board of Directors with responsibility for performance improvements and financial controls.  He later became Head of Corporate Audit of TNK-BP.  TNK-BP is one of the largest Russian oil companies.

Mr. Polevoy graduated from the Northern Alberta Institute of Technology (Canada) with a degree in Financing and Accounting.  He is a member of the Institute of Internal Auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN OIL AND GAS INC.

/s/ Stanislav Bogomolov
Stanislav Bogomolov
President

Date:  April 21, 2010